Exhibit 4.1

                              EXPRESS SCRIPTS, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN


1.       Purposes; Definitions

         The purposes of the Plan are to further the growth, development and financial success of the Company by providing incentives to those officers and other key employees who have the capacity for contributing in substantial measure toward the growth and profitability of the Company and to assist the Company in attracting and retaining employees with the ability to make such contributions.

         To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options and Nonqualified Stock Options.

         Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

         "Board" shall mean the Board of Directors of the Company.

         "Cause" shall mean the willful failure by an Employee to perform his duties with the Company, a Parent or a Subsidiary or the willful engaging in conduct which is injurious to the Company, a Parent or any Subsidiary, monetarily or otherwise, as determined by the Committee in its sole discretion, provided that, if the Employee has entered into an employment agreement with the Company, the Committee, in its sole discretion, may determine to substitute the definition set forth in such agreement.

         "Change in Control" shall mean the following:

                  (i) the first date on which both of the following conditions shall exist: (A) New York Life Insurance Company ("New York Life") shall have ceased to be a Parent, and (B) a "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or a Related Entity is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power for the election of directors of the Company's then outstanding securities;

                  (ii) the shareholders of the Company approve a plan of complete liquidation of the Company; or

                  (iii) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect.

         "Change in Control Date" shall mean, in the case of a Change in Control defined in clause (i) or (ii) of the definition thereof, the date on which the event occurs, and in the case of a Change in Control defined in clause (iii) of the definition thereof, the date on which the transaction closes.

         "Change in Control Price" shall mean, in a Change in Control transaction in connection with which New York Life receives consideration for the transfer or cancellation of its voting securities, the per share amount received by New York Life; and in the case of any other Change in Control transaction, the greater of the highest Fair Market Value or the highest price per share paid in a bona fide transaction related to such Change in Control at any time during the 60 days immediately preceding the Change in Control Date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 6.1.

         "Company" shall mean Express Scripts, Inc., a Delaware corporation, and any successor corporation.

         "Comparable Employment" shall mean employment with the Company any successor to the Company's business following a Change in Control pursuant to which:

                  (i) the responsibilities and duties of the Employee are substantially the same as before the Change of Control (such changes as are a necessary consequence of the fact that the securities of the Company are no longer publicly traded if the Company's securities cease to be publicly traded as a consequence of the Change of Control shall not be considered a change in responsibilities or duties), and the other terms and conditions of employment following the Change in Control do not impose on the Employee obligations materially more burdensome than those to which the Employee was subject prior to the Change in Control;

                  (ii) the aggregate compensation (including salary, bonus and other benefit plans, including option plans) of such Employee is substantially economically equivalent to or greater than such Employee's aggregate compensation immediately prior to the Change in Control Date. In making such determination there shall be taken into account all contingent or unvested compensation, under performance-based compensation plans or otherwise, with appropriate adjustment for rights of forfeiture, vesting rules and other contingencies to payment; and

                  (iii) the Employee is not required to relocate from the metropolitan area of his or her residence immediately preceding the Change in Control (A) unless the Company or such successor pays the cost of such relocation (including any loss and expenses that the employee may incur upon the sale of his or her residence), (B) if the relocation is to an area with a higher cost of living than the area of the Employee's residence prior to such relocation, such Employee's compensation is equitably adjusted to account for such difference, (C) unless the Employee is employed under a written contract for a term of not less than three (3) years, and (D) is required to make only one such move during the first three years of the written contract.

         "Effective Date" shall have the meaning set forth in Section 7.1.

         "Employee" shall mean any employee (including any officer whether or not a director) of the Company, or of any corporation which is then a Subsidiary that has been designated by the Board to participate in the Plan.

         "Early Retirement" shall mean retirement by an Employee from active employment with the Company, a Parent or any Subsidiary (i) with the express consent for purposes of the Plan of the Committee or such officer of the Company as the Committee may designate from time to time, or (ii) pursuant to the early retirement provisions of a pension plan maintained by the Company, a Parent or any Subsidiary.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" per Share as of a particular date shall mean, unless otherwise determined by the Committee:

                  (i) the closing sales price per Share on a national securities exchange for the last preceding date on which there was a sale of Shares on such exchange;

                  (ii) if clause (i) does not apply and the Shares are then quoted on the National Association of Securities Dealers Automated Quotation system (known as "NASDAQ"), the closing price per Share as reported on such system for the last preceding date on which a sale was reported;

                  (iii) if clause (i) or (ii) does not apply and the Shares are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which such bid and asked prices were quoted; or

                  (iv) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

         "Incentive Stock Option" shall mean an Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

         "Nonqualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

         "Normal Retirement" shall mean retirement by an Employee from active employment with the Company, a Parent or any Subsidiary (i) on or after attainment of age sixty-five (65), or (ii) pursuant to the normal retirement provisions of a pension plan maintained by the Company, a Parent or any Subsidiary.

         "Option" shall mean an option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to the Plan.

         "Option Agreement" shall mean an Option Agreement to be entered into between the Company and an Optionee, which shall set forth the terms and conditions of the Options granted to such Optionee.

         "Optionee" shall mean an Employee to whom an Option has been granted pursuant to the Plan.

         "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company), or if each group of commonly controlled corporations, then (i) is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of one or more of the other corporations in such chain representing fifty percent (50%) or more of the combined voting power for the election of directors for such corporation, or
(ii) if the determination of whether a corporation is a Parent is being made to determine whether the requirements governing Incentive Stock Options have been met, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation.

         "Payment Date" shall mean a date not later than ten (10) business days following the Change in Control Date.

         "Permanent Disability" shall mean that the Employee has suffered physical or mental incapacity of such nature as to prevent him from engaging in or performing the principal duties of his customary employment or occupation on a continuing or sustained basis, provided that, if an Employee has entered into an employment agreement with the Company, the Committee, in its sole discretion, may determine to substitute the definition set forth in such agreement. All determinations as to the date and extent of disability of any Employee shall be made by the Committee upon the basis of such evidence as it deems necessary or desirable.

         "Plan" shall mean this Express Scripts, Inc. 1994 Stock Option Plan, as hereinafter amended from time to time.

         "Related Entity" shall mean a Parent, a Subsidiary or any employee benefit plan (including a trust forming a part of such Plan) maintained by the Company, a Parent or a Subsidiary.

         "Restricted Shares" shall mean Shares which are received by an Optionee upon the exercise of an Option and are subject to the restrictions described in
Section 4.2(c).

         "Restriction Period" shall mean the period during which Restricted Shares are subject to the restrictions set forth in Section 4.2(c).

         "Retirement" shall mean Early Retirement or Normal Retirement.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Share" shall mean a share of the Company's Class A Common Stock, .01 par value.

         "Stockholder Approval Date" shall have the meaning set forth in Section 7.1.

         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company, if each such corporation (other than the last corporation in the unbroken chain), or if each group of commonly controlled corporations, then owns fifty percent (50%) or more of the total combined voting power in one of the other corporations in such chain.

         "Ten-Percent Stockholder" shall mean an Employee, who, at the time an Incentive Stock Option is to be granted to the Employee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

         "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company, a Parent or a Subsidiary is terminated for any reason whatsoever, but excluding any termination where there is a simultaneous reemployment by either the Company, a Parent or a Subsidiary.

2.       Shares Subject to the Plan

2.1      Shares Subject to Plan

         The maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall initially be 210,000. The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. If any Shares that have been subject to an Option cease to be subject thereto, or any Restricted Shares received by an Optionee upon the exercise of an Option are forfeited to the Company in accordance with the Option Agreement, such Shares may again be the subject of Options hereunder.

2.2      Changes in Company's Shares

         In the event that the outstanding Shares are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, issuance of warrants or rights, stock dividend, combination of shares or similar event, appropriate adjustments shall be made by the Committee in the number and kind of Shares subject to and which may be subject to Options under this Plan, and the purchase price per Share, to prevent dilution or enlargement of the benefits granted to, or available for, Optionees, including adjustments of the limitations in Section 2.1 of the maximum number and kind of shares which may be issued hereunder as Shares.

3.       Eligibility for Option Grants

         Any Employee who is employed on the senior staff, or as a member of the sales force or who is designated by the Committee as a key Employee shall be eligible to receive Options under this Plan. In no event shall any Options be granted to any member of the Board who is not an Employee. The Committee shall from time to time, in its sole discretion:

         (a) select from among the eligible Employees (including Optionees who have previously received Options) such of them as in its opinion should be permitted to receive Options under this Plan;

         (b) determine the number of Shares to be subject to each Option granted to such selected Employees; provided, that in no event shall Options be granted to any Employee in excess of 150,000;

         (c) determine the terms and conditions applicable to each Option (which need not be identical), consistent with the Plan; and

         (d) establish such conditions as to the manner of exercise of such Options as it may deem necessary, including but not limited to, requiring Optionees to enter into agreements regarding transferability and other restrictions with respect to Shares issuable upon exercise of such Options.

4        Terms of Options and Shares

4.1      Option Agreement

         Options shall be granted only pursuant to an Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including appropriate vesting arrangements. The aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Company, the Parent and any Subsidiary become exercisable by an Employee during any calendar year shall not exceed $100,000. To the extent the limitation set forth in the preceding sentence is exceeded, the Options with respect to such excess amount shall be treated as Nonqualified Stock Options.

4.2      Terms

         The Options granted hereunder shall have the following terms and conditions:

         (a) Price. The purchase price for the Shares subject to an Option, or the manner in which such purchase price is to be determined, shall be determined by the Committee, in its sole discretion, and set forth in the Option Agreement, provided that the purchase price per Share shall not be less than one hundred percent (100%) of the Fair Market Value of a Share as of the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

         (b) Term. Options shall be for such term as the Committee shall determine, and as shall be set forth in each Option Agreement, provided that no Option shall be exercisable after the expiration of ten years from the date it is granted (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

         (c) Vesting. Options shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. To the extent not exercised, installments shall accumulate and may be exercised, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option, or the vesting of any Restricted Shares, or portion thereof at any time.

         The Committee may in its discretion provide that all or a part of the Shares received by an Optionee upon the exercise of a Nonqualified Stock Option shall be Restricted Shares subject to any or all of the following restrictions or conditions:

                  (i) Subject to the provisions of the Plan and the Option Agreement, during a period set by the Committee commencing with the date of the grant of the Option (the "Restriction Period"), the Optionee may not be permitted to sell, transfer, pledge or assign the Restricted Shares. The Committee in its discretion may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine in its discretion,

                  (ii) Except as provided in this clause (ii) and clause (i) above, the Optionee shall have, with respect to the Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

                  (iii) Subject to the applicable provisions of the Option Agreement and this Section, upon Termination of Employment during the Restriction Period, all Shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at grant.

                  (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares, certificates for an appropriate number of unrestricted Shares shall be delivered to the Optionee promptly.

         (d) Termination of Employment. Except as provided in this Section 4.2(d) or in the Option Agreement evidencing such an Option, in the event of a Termination of Employment of an Optionee, all outstanding Options held by such Optionee shall terminate immediately, provided that, if such Termination of Employment is due to the Optionee's death, Permanent Disability, or Retirement or by the Company, a Parent or a Subsidiary without Cause, all outstanding Options held by such Optionee shall immediately become fully exercisable to the extent not so exercisable, shall remain exercisable for a period of three months following such Termination of Employment, and shall thereafter terminate. Notwithstanding the foregoing, (i) the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the period provided for in this Section 4.2(d), but in no event beyond the term of the Option, and (ii) no provision in this Section 4.2(d) shall extend the exercise period of an Option beyond its original term.

4.3      Non-Transferability

         No Option granted under the Plan shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

4.4      Method of Exercise

         The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by full payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring previously owned Shares to the Company, having Shares withheld or exercising pursuant to a "cashless exercise" procedure, or any combination thereof. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. Not less than one hundred (100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option or the Committee determines otherwise in its sole discretion.

4.5      Rights as Stockholder

         No Optionee shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares subject to any Option unless and until
(a) the Option shall have been exercised pursuant to the terms thereof, and (b) the Company shall have issued the Shares to the Optionee.

5.       Change in Control Provisions

5.1      Impact of Change in Control Event

         Notwithstanding anything herein to the contrary, in the event of a Change in Control (i) all outstanding Options, whether or not previously exercisable and vested, shall terminate immediately and become null and void on the Change in Control Date, and (ii) any Restricted Shares shall be redeemed by the Company and canceled as of the Change in Control Date; and in either case the Company shall pay such Optionee the amount, if any, determined in accordance with Section 5.2 in lieu of such options or Restricted Shares.

5.2      Payment for Options and Restricted Shares

         (a) No Offer of Comparable Employment. If an Optionee is not offered Comparable Employment with the Company or any successor to the Company's business on or prior to the Change in Control Date, the Company shall pay the Optionee for each of his Options that was terminated pursuant to Section 5.1 an amount equal to the excess, if any of the Change in Control Price over the purchase price for the shares subject to such Option, and for each Restricted Share that was redeemed and canceled, an amount equal to the Change in Control Price. Such aggregate amount shall be paid to the Optionee by the Company in a cash lump sum on the Payment Date.

         (b) Offer of Comparable Employment Accepted. If an Optionee is offered and accepts Comparable Employment with the Company or any successor to the Company's business, the Company shall pay the Optionee for each of his Options that was canceled pursuant to Section 5.1 an amount equal to the excess, if any, of the Change in Control Price over the purchase price for the shares subject to such Option, and for each Restricted Share that was redeemed and canceled, an amount equal to the Change in Control Price. Such aggregate amount shall be paid to the Optionee as follows:

                  (i) any amount attributable to Options that were vested on or prior to the Change in Control Date shall be paid to the Optionee on the Payment Date.

                  (ii) any amount attributable to Options that would have become vested after the Change in Control Date but prior to the second anniversary of the Change in Control Date, or to Restricted Shares the transferability and forfeiture restrictions on which would have lapsed during such period, shall be paid to the Optionee on the date that the Options otherwise would have vested or the restrictions on such Restricted Shares otherwise would have lapsed, as the case may be; and

                  (iii) any other amounts due to the Optionee and not disbursed pursuant to the preceding clauses (i) and (ii) shall be paid in two cash installments on the first and second anniversary of the Change in Control Date, the first installment being equal to one-half of the amount that would have been paid in the absence of the preceding clause
         (ii) above minus the amount of any payment made prior to such first installment pursuant to the preceding clause (ii), and the second installment being equal to the remaining balance due to the Optionee.

Notwithstanding the foregoing, in the event of a Termination of Employment of the Optionee at any time before such second anniversary, other than by reason of
(A) the Optionee's death, Permanent Disability or Retirement, (B) termination by the Company or any successor to the Company's business without Cause, or (C) termination by the Employee after his employment ceases for any reason to be Comparable Employment, the Optionee shall forfeit any right to, an shall not be paid, any unpaid installments. In the case of a Termination of Employment for any reason specified in clause (A), (B) or (C) of the preceding sentence, all unpaid installments shall be paid to the Optionee in a cash lump sum within thirty (30) days of such Termination of Employment.

         (c) Offer of Comparable Employment Rejected. If an Optionee is offered Comparable Employment with the Company or any successor to the Company's business and he rejects such offer, the Company will pay to the Optionee for each of his Options that was fully vested immediately prior to the Change in Control Date, an amount equal to the excess, if any, of the Change in Control Price over the purchase price for the shares subject to such Option, and for each Restricted Share that was redeemed and canceled an amount equal to the lesser of (i) the Change in Control Price, or (ii) the amount paid by the Optionee to acquire such Restricted Shares from the Company. Except as provided in the preceding sentence, the Company shall not be required to pay, and the Optionee shall not be entitled to receive, any amount under this Section 5 or otherwise in connection with the cancellation of any other Options pursuant to
Section 5.1. Any amount payable to the Optionee hereunder shall be payable on the Payment Date.

5.3      Escrow of Deferred Payments

         (a) Any amount that may become payable to Optionees pursuant to Section 5.2(b) above shall be deposited on the Payment Date in escrow with a U.S. bank with unrestricted capital and surplus of not less than $100,000,000. Such funds shall be invested in securities issued or fully guaranteed as to both principal and interest by the U.S. Government. Interest earned shall be allocated ratably among the Optionees receiving payment of such funds and, if any amounts are forfeited by an Optionee, to the Company, and shall be disbursed when such payments are made.

         (b)      Disbursements

                  (i) Subject to the following clauses (ii) and (iii), the escrow agreement shall provide for disbursements to Optionees in accordance with a schedule attached thereto and prepared in accordance with Section 5.2(b)(ii) and (iii).

                  (ii) If an Optionee forfeits his rights to any payments from the escrow, the Company shall give written notice thereof contemporaneously to the escrow agent and the Optionee by certified or registered mail (in the case of the Optionee, to the last known address of the Optionee on the records of the Company), stating the reason for such forfeiture and the amount thereof. The escrow agent shall disburse the amount stated in such notice to the Company thirty (30) days after receipt thereof unless prior to such time the escrow agent receives written notice of objection from the Optionee. If a notice of objection is received, the escrow agent shall disburse such funds only upon order of a court of competent jurisdiction or upon written instructions signed by both the Company and the Optionee.

                  (iii) If an Optionee or his successor in interest becomes entitled to a payment from the escrow prior to the time stated in the schedule, the Optionee or such successor shall give written notice thereof contemporaneously to the escrow agent and the Company by certified or registered mail, stating the reason for such accelerated payment and the amount thereof. The escrow agent shall disburse the amount stated in such notice to the Optionee or such successor thirty
         (30) days after receipt thereof unless prior to such time the escrow agent receives written notice of objection from the Company. If a notice of objection is received, the escrow agent shall disburse such funds only upon order of a court of competent jurisdiction or upon written instructions signed by both the Company and the Optionee.

5.4      Parachute Payments

         In the event that the aggregate present value of the payments to an Optionee under this Plan, and any other plan, program, or arrangement maintained by the Company (a Subsidiary or, if applicable, a Parent) constitutes an "excess parachute payment" (within the meaning of Section 280G(b)(1) of the Code) and the excise tax on such payment would cause the net parachute payments (after taking into account federal, state and local income and excise taxes) to which the Optionee otherwise would be entitled, to be less than what the Optionee would have netted (after taking into account federal, state and local income taxes) had the present value of his total parachute payments equaled $1.00 less than three times his "base amount" (within the meaning of Section 280G(b)(3)(A) of the Code), the Optionee's total "parachute payments" (within the meaning of
Section 280G(b)(2)(A) of the Code) shall be reduced (by the minimum possible amount) so that their aggregate present value equals $1.00 less than three times such base amount. For purposes of this calculation, it shall be assumed that the Optionee's tax rate will be the maximum marginal federal, state and local income tax rate on earned income, with such maximum federal rate to be computed with regard to Section 1(g) of the Code, if applicable. In the event that the Optionee and the Company or any successor to the Company's Business are unable to agree as to the amount of the reduction described above, if any, the Optionee shall select a law firm or accounting firm from among those regularly consulted (during the twelve-month period immediately prior to the Change in Control that resulted in the characterization of the payments as parachute payments) by the Company regarding federal income tax or employee benefit matters and such law firm or accounting firm shall determine, at the Company's expense, the amount of such reduction and such determination shall be final and binding upon the Optionee and the Company or such successor.

6.       Administration

6.1      Compensation Committee

         The Plan shall be administered by the Committee which shall consist of at least three directors of the Company, appointed by the Board and holding office at the pleasure of the Board. All Committee members shall be members of the Board. All members of the Committee must be "disinterested persons," as such term is described in Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act, if and as such Rule is in effect and to the extent required by Section 162(m) of the Code and the Regulations promulgated thereon, an "outside director" within the meaning thereof.

6.2      Duties and Powers of Committee

         It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. The Committee shall have the power to interpret the Plan and the Option Agreements and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

6.3      Majority Rule

         The Committee shall act by a majority of its members in office. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee .

6.4      Compensation; Professional Assistance; Good Faith Actions

         Members of the Committee may receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

7.       Other Provisions

7.1      Effective Date

         (a) Effective Date. The Plan shall become effective as of the date of the adoption of the Plan by the Board, subject to the approval of the Plan by a majority of the Company's stockholders (the "Effective Date"), and shall continue in effect until June 6, 2004 or until the Change in Control Date, whichever is sooner; provided, that termination of the Plan shall not affect the rights of any Optionee with respect to Options granted or Restricted Shares acquired contemporaneously with or prior to such termination. Notwithstanding anything herein or in any Option Agreement to the contrary, Options granted hereunder shall not vest and may not be exercised prior to the date of stockholder approval (the "Stockholder Approval Date"), and, in the event that the Stockholder Approval Date has not occurred on or prior to June 6, 1995 (or such later date as determined by the Board in its sole discretion), all Options granted prior to such date shall be null and void and of no effect, retroactive to the date of grant, and the Plan shall be null and void and of no effect, retroactive to the date of Board approval.

         (b) Effect of Certain Amendments. The amendments approved by the Board of Directors on March 22, 1995, other than the amendments to sections 2.1, 3(b) and 6.1 hereof, shall be effective only with respect to Options granted after such date, provided, however, that the Committee may enter into agreements with Optionees whose options were granted prior to such date to make such amendments applicable, in whole or in part, to such Options.

7.2      Amendment, Suspension or Termination of the Plan

         The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that, except as provided in Section 2.2, no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment, where such amendment will:

     (a) increase the number of Shares as to which Options may be granted under the Plan;

     (b) change the class of persons eligible to participate in the Plan;

     (c) change the minimum purchase price of Shares pursuant to Options as provided herein;

     (d) extend the maximum period for granting or exercising Options provided herein; or

     (e) otherwise materially increase the benefits accruing to Optionees under the Plan.

         From and after the Effective Date, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted. No Options may be granted during any period of suspension nor after termination or expiration of the Plan.

7.3      Effect of Plan Upon Other Compensation and Incentive Plans

         The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary.

7.4      Regulations and Other Approvals; Governing Law

         (a) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

         (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

         (c) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain the tax benefits under the applicable provisions of the Code and
regulations   promulgated  thereunder  for  Employees  granted  Incentive  Stock
Options.

         (d) Each Option is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

         (e) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for such shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

7.5      Withholding of Taxes

         No later than the date as to which an amount first becomes includable in the gross income of an Optionee for Federal income tax purposes with respect to any Option granted under the Plan, the Optionee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law or the Company to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company, a Parent and any Subsidiary shall, to the extent permitted by law have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee. In its discretion, the Committee may permit Optionees to satisfy withholding obligations by delivering previously owned Shares or by electing to have Shares withheld.

7.6      No Right to Continued Employment

         Nothing in the Plan or in any Option Agreement shall confer upon any Optionee any right to continue in the employ of the Company, a Parent or any Subsidiary or shall interfere with or restrict in any way the right of the Company, a Parent and any Subsidiary, which are hereby expressly reserved, to remove, terminate or discharge any Optionee at any time for any reason whatsoever, with or without Cause.

7.7      Titles; Construction

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

         Prior to amendment and restatement, Section 5, which will continue to govern currently outstanding awards of stock options and restricted shares, formerly provided as follows:

5.       Change in Control Provisions

         In the event of a Change in Control, (a) all outstanding Options not previously exercisable and vested shall immediately become fully exercisable and vested, and (b) the transferability and forfeiture restrictions applicable to any Restricted Shares to the extent not already lapsed, shall lapse and no longer be applicable, and such Shares shall be deemed fully vested and owned by the Optionee.

         "Change in Control" shall mean the occurrence of any of the following events at a time when New York Life Insurance Company, A New York mutual life insurance company, or any successor thereto is not a Parent:

                  (i) any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act, (other than the Company or a Related Entity, without the approval of the Board, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power for the election of directors of the Company's then outstanding securities;

                  (ii) during any period of two consecutive years beginning on or after the effective date of the Plan, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
         (i), (iii) or (iv)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

                  (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above in clause (i)) acquires more than fifty percent (50%) of the combined voting power for the election of directors of the Company's then outstanding securities; or

                  (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect.

                               FIRST AMENDMENT TO
                              EXPRESS SCRIPTS, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN

                                    RECITALS

     A. Express Scripts, Inc. (the "Company") has an Amended and Restated 1994 Stock Option Plan (the "Plan") which was amended and restated on March 22, 1995 and approved by the stockholders on May 24, 1995.

     B. On January 29, 1997, the Board of Directors of the Company (the "Board") approved an increase in the number of shares which may be issued pursuant to the Plan.

                                    AMENDMENT

     1. Definitions. Capitalized terms set forth in this First Amendment to the Plan (the "First Amendment") shall be as defined in the Plan.

2. Amendment to Section 2.1, Shares Subject to Plan. Section 2.1 of the Plan is amended by deleting the number "210,000" in the first sentence thereof and inserting in lieu thereof the number "460,000."

3. Effective Date of the First Amendment; Stockholder Approval. The effective date of this First Amendment shall be January 29, 1997. This First Amendment shall be submitted for the approval of the stockholders of the Corporation at the next annual meeting thereof on May 28, 1997, and if not approved by the stockholders this First Amendment shall be null and void.

                               SECOND AMENDMENT TO
                              EXPRESS SCRIPTS, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN

                                    RECITALS

A. Express Scripts, Inc. (the "Company") has an Amended and Restated 1994 Stock Option Plan which was amended and restated on March 22, 1995 and approved by the stockholders on May 24, 1995, and which was subsequently amended by the Board of Directors of the Company (the "Board") and approved by the stockholders on January 29, 1997 and May 29, 1997, respectively (as amended, the "Plan").

B. On January 27, 1998, the Board approved an increase in the number of shares which may be issued pursuant to the Plan.

                                    AMENDMENT

1. Definitions. Capitalized terms set forth in this Second Amendment to the Plan (the "Second Amendment") shall be as defined in the Plan.

2. Amendment to Section 2.1, Shares Subject to Plan. Section 2.1 of the Plan is amended by deleting the number "460,000" in the first sentence thereof and inserting in lieu thereof the number "960,000."

3. Effective Date of the Second Amendment; Stockholder Approval. The effective date of this Second Amendment shall be January 27, 1998. This Second Amendment shall be submitted for the approval of the stockholders of the Corporation at the next annual meeting thereof on May 27, 1998, and if not approved by the stockholders this Second Amendment shall be null and void.

                               THIRD AMENDMENT TO
                              EXPRESS SCRIPTS, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN

                                    RECITALS

A. Express Scripts, Inc. (the "Corporation") has an Amended and Restated 1994 Stock Option Plan, which was amended and restated on March 22, 1995 and approved by the stockholders on May 24, 1995, and which was subsequently amended by the Board of Directors of the Corporation (the "Board") on January 29, 1997 and January 27, 1998, and such subsequent amendments were approved by the stockholders on May 28, 1997 and May 27, 1998, respectively (the "1994 Plan").

B. On March 24, 1999, the Board approved an increase in the number of shares that the Company may issue pursuant to the 1994 Plan and certain additional amendments to the 1994 Plan.

                                    AMENDMENT

1. Definitions. Capitalized terms set forth in this Third Amendment to the 1994 Plan (the "Third Amendment") shall be as defined in the 1994 Plan.

2. Amendment to Section 1, Definition of "Early Retirement". The definition of the term "Early Retirement" in Section 1 of the 1994 Plan is amended by inserting at the end of clause (ii) the additional language set forth below:

         , provided, however, that a non-qualified deferred compensation plan shall not be deemed to be a pension plan for purposes of this definition.

3. Amendment to Section 1, Definition of "Normal Retirement". The definition of the term "Normal Retirement" in Section 1 of the 1994 Plan is amended by inserting at the end of clause (ii) the additional language set forth below:

         , provided, however, that a non-qualified deferred compensation plan shall not be deemed to be a pension plan for purposes of this definition.

4. Amendment to Section 1, Definition of "Plan". The definition of the term "Plan" in Section 1 of the 1994 Plan is amended by deleting such definition in its entirety and replacing it with the language set forth below:

               "Plan" shall mean this Express Scripts, Inc. Amended and Restated 1994 Stock Option Plan, as amended from time to time.

5. Amendment to Section 2.1, Shares Subject to Plan. Section 2.1 of the 1994 Plan is amended to read as follows in its entirety:

                  The maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall be 2,920,000, which has been adjusted to reflect the stock split effected on October 30, 1998. Such number of Shares shall increase annually, effective as of each January 1, commencing on January 1, 2000 and ending on January 1, 2004, by an amount equal to one (1) percent of the Company's total outstanding shares of Class A and Class B Common Stock on such date. The Company shall reserve such number of Shares for the purposes of the Plan out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. If any Shares that have been subject to an Option cease to be subject thereto, or any Restricted Shares received by an Optionee upon the exercise of an Option are forfeited to the Company in accordance with the Option Agreement, such Shares may again be the subject of Options hereunder.

6. Amendment to Section 2.2, Changes in Company's Shares. Section 2.2 of the 1994 Plan is hereby amended by inserting at the end of the single paragraph of such section the additional language set forth below:

         and adjustments of the limitation in Section 3(b) of the maximum number of Shares subject to Options that may be granted to any Employee.

7. Amendment to Section 3, Eligibility for Option Grants. Section 3 of the 1994 Plan is hereby amended by deleting paragraph (b) in its entirety and replacing it with the language set forth below to reflect the stock split effected on October 30, 1998:

         (b) determine the number of Shares to be subject to each Option granted to such selected Employees; provided, that in no event shall Options be granted to any Employee in excess of 300,000;

8. Amendment to Section 4.4, Method of Exercise. Section 4.4 of the 1994 Plan is hereby amended by deleting the second sentence thereof and replacing it with the language set forth below:

         The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring previously owned Shares to the Company (including by way of attestation of the Optionee's ownership of such Shares), having Shares withheld or exercising pursuant to a "cashless exercise" procedure, or any combination thereof.

9. Amendment to Section 6.1, Compensation Committee. Section 6.1 of the 1994 Plan is hereby amended by deleting such section in its entirety and replacing it with the language set forth below:

         6.1      Compensation Committee

                  The Plan shall be administered by the Committee which shall consist of at least three directors of the Company, appointed by the Board and holding office at the pleasure of the Board. All Committee members shall be members of the Board.

10. Effective Date of the Third Amendment; Stockholder Approval. The effective date of this Third Amendment shall be March 24, 1999. This Third Amendment shall be submitted for the approval of the stockholders of the Corporation at the next annual meeting thereof on May 26, 1999, and, if not approved by the stockholders, this Third Amendment shall be null and void.